Exhibit 107.1

CALCULATION OF FILING FEE TABLES

424(h)

(Form Type)

Ally Auto Assets LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities (1)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Asset- Backed Securities	Asset- Backed Notes	Other			$1,006,130,000	0.0001381	$138,946.55

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,006,130,000		$138,946.55

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$138,946.55(3)

	Net Fee Due							$0.00

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(3)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Residential Asset Securities Corporation	S-3	333-131209	January 20, 2006		$138,946.55	Asset- Backed Securities	Asset- Backed Notes	$1,006,130,000	$1,006,130,000

Fee Offset Sources	Residential Asset Securities Corporation	S-3	333-131209		March 30, 2006						$428,240.75

(1)

The prospectus to which this Exhibit is attached is a preliminary prospectus for the related offering. This table relates to the payment of registration fees in connection with the Registration Statement of which this prospectus is attached (No. 333-286053).

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)

A registration fee of $532,967.50 was previously paid in connection with the Registration Statement, corresponding to $3,481,172,436.32 of Asset-Backed Securities registered under the Registration Statement. Such amount was originally paid by Residential Asset Securities Corporation on March 30, 2006 contemporaneously with the filing of Amendment No. 3 to Form S-3 Registration Statement with Registration Number 333-131209. The Registrant has completed any offering that included the unsold Asset-Backed Securities thereunder. A registration fee of $428,240.75 remains available.